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                                                                   EXHIBIT 10.24

                          NON-RECOURSE PROMISSORY NOTE

$6,528,248                                                         April 1, 2003

     FOR VALUE RECEIVED, Dr. Valentin P. Gapontsev ("Maker") promises to pay to IPG Photonics Corporation, a Delaware corporation (the "Company"), or order, the principal sum of SIX MILLION FIVE HUNDRED AND TWENTY EIGHT THOUSAND TWO HUNDRED AND FORTY EIGHT DOLLARS ($6,528,248), together with interest (compounded annually) on the unpaid principal hereof from the date hereof at an annual rate of 1.46%.

     Interest and principal shall be due and payable on December 31, 2004 or nine months following an initial public offering by the Company, whichever is earlier. Payments of principal and interest shall be made in lawful money of the United States of America. The Maker may at any time prepay all or any portion of the principal or interest owing hereunder without penalty.

     This Note is secured pursuant to the terms of a Pledge Agreement between the Maker and the Company, dated as of March 5, 2001, as amended from time to time (the "Pledge Agreement"). Notwithstanding anything contained herein to the contrary, this Note (including all interest and principal) is a non-recourse obligation of Maker and such Note shall be enforced against Maker only to the extent of Maker's interest in the collateral pledged under the Pledge Agreement in the event of default hereunder, provided that IP Fibre Devices (UK) Ltd. ("IPFD") shall not have defaulted in its obligations under the Loan and Security Agreement, dated as of August 23, 2002, between the Company and IPFD, as amended from time to time, and such default shall have continued for a period of five business days after receipt of written notice of the default.

     Maker shall immediately repay to the holder of this Note any tax refunds received by Maker or his successors or assigns from the German Government in respect of income taxes paid by Maker for the reorganization of the corporate structure and holdings of the Company and its affiliates.

     In the event the Maker shall cease to be an employee of the Company for the following reasons:

          A. The Company reasonably determines in its discretion that Maker has been materially negligent in the performance of, or materially fails to perform, Maker's duties, or has failed to comply with the reasonable and material directions of the Company, provided that the Company has given Maker written notice of the deficiencies in performance or failure to comply and Maker has failed within thirty (30) days after service of such notice to cure such deficiencies to the Company's satisfaction;

          B. The determination by the Company in the exercise of its reasonable judgment that Maker has committed an act or acts constituting fraud with respect to the Company, or the Maker has been convicted of, or

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admits to, or enters a plea of nolo contendere to a felony or any crime involving moral turpitude; or

          C. In the event of the Maker's termination of employment with the Company for any reason, other than for the following:

               i. The assignment to Maker of any duties materially inconsistent (except in the nature of a promotion) with Maker's position in the Company or a substantial adverse alteration in the nature of Maker's position or responsibilities or in the conditions of employment;

               ii. A reduction by the Company in Maker's then-current salary or a material reduction in benefits; or

               iii. A termination of employment with the Company without cause;
                    or

          D. The declaration of or filing for bankruptcy or insolvency by the Maker,

then, this Note shall, at the option of the Company, be accelerated, and the whole unpaid balance on this Note of principal and accrued interest shall be immediately due and payable. After default in the required payment of principal or interest, or the acceleration of this Note, then interest shall thereafter accrue at rate of the stated interest above plus 2% per annum.

     Should any action be instituted for the collection of this Note, the reasonable costs and attorneys' fees therein of the holder shall be paid by the Maker, subject to the non-recourse limitations of this Note.

     This Note shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to its choice of law principles thereof.

     This Note supersedes and replaces in its entirety the Promissory Note, dated March 5, 2001, having a maturity date of March 5, 2002, and the Amended and Restated Promissory Note, effective March 5, 2001 and having a maturity date of December 31, 2004.


                                        /s/ Valentin P. Gapontsev
                                        ---------------------------------------
                                        Dr. Valentin P. Gapontsev

                                        Executed and Delivered

                                        As of this 1st day of April, 2003